Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Announces Delayed Annual Report Filing

Newton, MA (April 8, 2014):  Five Star Quality Care, Inc. (NYSE: FVE) announced that it has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) in accordance with the requirements of the Securities Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

The reasons for the current delay are the same as those described in Five Star’s Form 12b-25 filing with the SEC made on March 18, 2014, except that more time is required to complete Five Star’s restated Annual Report on Form 10-K for the year ended December 31, 2012, the restated Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2013 and June 30, 2013, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and the 2013 Form 10-K (together, the “Reports”).  Five Star expects that it will regain compliance with the NYSE listing standards upon filing the Reports and is working toward doing so as soon as possible.

Five Star Quality Care, Inc. is a senior living and healthcare services company which owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S.  Five Star is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS, EXPECTATIONS, AND INFORMATION BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME BEYOND FIVE STAR’S CONTROL.

FOR THESE REASONS, AMONG OTHERS, INVESTORS IN FIVE STAR’S SECURITIES SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, FIVE STAR DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF CHANGED CIRCUMSTANCES OR NEW INFORMATION WHICH MAY COME TO FIVE STAR’S ATTENTION.

(end)